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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Asbury Automotive Group
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Asbury Automotive Group
3 Landmark Square, Suite 500
Stamford, CT 06901

April 9, 2003

Dear Stockholders,

        It is our pleasure to invite you to attend the Asbury Automotive Group, Inc. (the "Company") 2003 Annual Meeting of Stockholders. The meeting will be held on May 8, 2003, at 10 a.m. at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York.

        The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be dealt with at the meeting. At the conclusion of the formal part of the meeting, we will present a brief report on the Company's business. We will also respond to your questions.

        Whether or not you plan to attend the meeting, your vote is very important. Please cast your vote regardless of the number of shares you hold. We urge you to take a moment to promptly return the enclosed proxy card or voting form in the postage-paid envelope provided, in order to be certain your shares are represented at the meeting.

        We look forward to seeing you on May 8.

                      Sincerely,

                      /s/ Kenneth B. Gilman

                      Kenneth B. Gilman
                      Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of the Stockholders of Asbury Automotive Group, Inc. will be held in New York City on May 8, 2003, at 10 a.m., local time, for the following purposes:

  1.
  to elect four directors to the Board of Directors;

  2.
  to ratify the appointment of the Company's independent public accountants for 2003;

  3.
  to approve the Company's 2002 Stock Option Plan, as amended; and

  4.
  to consider and act upon such other matters which may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 31, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                      By Order of the Board of Directors

                      /s/ Ian K. Snow

                      Ian K. Snow
                      Secretary

April 9, 2003

YOUR VOTE IS IMPORTANT

If you are unable to attend the meeting, please sign, date and return the accompanying proxy card promptly.

ASBURY AUTOMOTIVE GROUP, INC.

3 Landmark Square
Suite 500
Stamford, CT 06901

PROXY STATEMENT

        Your proxy in the form enclosed is solicited by the Board of Directors and Management of Asbury Automotive Group, Inc. ("Asbury" or the "Company") to be used at the Annual Meeting of Stockholders to be held on May 8, 2003, at The Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York and at any adjournment or adjournments thereof. Properly executed proxies received prior to the meeting will be voted at the meeting. If a stockholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specifications. If no specification is made, it will be voted in accordance with the recommendations of the Board of Directors and Management which are FOR the election of the directors named in this Proxy Statement, FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for 2003 and FOR the approval of the Company's 2002 Stock Option Plan, as amended. The proxy may be revoked by you at any time before it is voted at the meeting.

        Attendance at the meeting will be limited to stockholders of record on March 31, 2003, or their proxies, beneficial owners having evidence of ownership on that date and invited guests of the Company.

        This Proxy Statement and accompanying form of proxy are first being sent or given to stockholders on or about April 9, 2003.

        Stockholders of record at the close of business on March 31, 2003 are entitled to notice of and to vote at the meeting. On March 31, 2003, there were outstanding and entitled to vote 33,019,876 shares of common stock (each of which is entitled to one vote).

        A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of the voting power of all outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum. A plurality of the votes cast by the stockholders is required for election of directors and a majority of the votes cast by stockholders is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountant for 2003 and to approve the Company's 2002 Stock Option Plan, as amended. The aggregate number of votes cast by all stockholders present in person or by proxy at the meeting will be used to determine whether a motion will carry. Thus, an abstention from voting on a matter by a stockholder present in person or by proxy at the meeting has no effect on the item on which the stockholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of obtaining a quorum, they will have no effect on the vote on matters at the Annual Meeting of Stockholders.

SECURITIES OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The table below reflects the number of shares of Asbury common stock, which is our only class of voting stock, beneficially owned as of March 31, 2003 by each director of the Company, each nominee, each named executive listed in the Summary Compensation Table and all other persons known to the Company to be the beneficial owner of more than five percent of Asbury's common stock.

	Shares Beneficially Owned(1)
Name of Beneficial Owner
	Number	%
Principal Shareholders
Ripplewood Partners L.P.(2)	8,954,900	26.8%
Freeman Spogli(3)	8,595,843	25.7%
Current Directors
Kenneth B. Gilman(4)	271,933	*
Timothy C. Collins(5)	—	*
Ben David McDavid(6)	1,075,093	3.2%
Ian K. Snow(5)	—	*
John M. Roth(7)	—	*
Thomas R. Gibson(8)	76,143	*
Thomas C. Israel(9)	70,500	*
Vernon E. Jordan, Jr.(9)	1,000	*
Philip F. Maritz(9)	1,000	*
Thomas F. ("Mack") McLarty, III	454,114	1.4%
Michael J. Durham	—	*
Jeffrey I. Wooley	1,397,591	4.2%
Named Executive Officers Who Are Not Directors
Robert D. Frank(10)	20,202	*
Thomas F. Gilman(11)	145,341	*
Phillip R. Johnson(12)	29,557	*
All directors and executive officers of Asbury as a group (16 persons)	3,542,474	10.6%

(*)
Denotes less than 1% of our common stock.

(1)
Unless otherwise indicated, each beneficial owner listed above has represented that he, she or it possesses sole voting and sole investment power with respect to the shares beneficially owned by such person, entity or group and includes all options currently exercisable or exercisable within 60 days of the date of this Proxy Statement. The percentages of beneficial ownership for each person, entity or group assume the exercise or conversion of all options held by such person, entity or group. Several holders of less than 5% of our common stock could be deemed to be part of a group with beneficial ownership of more than 5% of our common stock based on voting arrangements in a shareholders agreement. Collectively, the group, which includes Ripplewood Partners L.P. and Freeman Spogli, holds approximately 79% of our outstanding common stock. As these holders expressly disclaim beneficial ownership of the shares of Asbury beneficially owned by all other parties to the shareholders agreement, we have not included the names, addresses or the amount of shares owned by these holders in this table.

(2)
Represents shares owned by Asbury Automotive Holdings L.L.C. Ripplewood Partners L.P. is the owner of approximately 51% of the membership interests of Asbury Automotive Holdings L.L.C. and is deemed to be a member of a group that owns the shares of Asbury Automotive

  Holdings L.L.C. The business address of Ripplewood Partners L.P. is One Rockefeller Plaza, 32nd Floor, New York, NY 10020.

(3)
Represents shares owned by Asbury Automotive Holdings L.L.C. FS Equity Partners III, L.P., FS Equity Partners International L.P. and FS Equity Partners IV, L.P., investment funds affiliated with Freeman Spogli, are the owners of approximately 49% of the membership interests of Asbury Automotive Holdings L.L.C. and are deemed to be members of a group that owns the shares of Asbury Automotive Holdings L.L.C. The business address of Freeman Spogli & Co., FS Equity Partners III, FS Equity Partners IV is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025. The business address of FS Equity Partners International L.P. is c/o Paget-Brown & Company, Ltd., West Winds Building, Third Floor, Grand Cayman, Cayman Islands, British West Indies.

(4)
Includes 245,833 shares issuable upon exercise of options exercisable by Mr. Ken Gilman within 60 days of this Proxy Statement.

(5)
Does not include 17,550,743 shares of common stock held by Asbury Automotive Holdings L.L.C., an entity in which Ripplewood Partners L.P. holds an ownership interest of approximately 51%. Mr. Collins is the chief executive officer of Ripplewood Investments L.L.C., the general partner of Ripplewood Partners L.P. Both Mr. Collins and Mr. Snow expressly disclaim beneficial ownership of any shares held by Ripplewood Partners L.P. except to the extent of their pecuniary interests in them.

(6)
Mr. McDavid is president and chief executive officer of the Texas platform.

(7)
Does not include 17,550,743 shares of common stock held of record by Asbury Automotive Holdings L.L.C., an entity in which investment funds affiliated with Freeman Spogli, as described in footnote three, hold approximately a 49% ownership interest. Mr. Roth is a director, member, partner or executive officer of the general partners of each of these investment funds. Mr. Roth expressly disclaims beneficial ownership of any shares held by such investment funds except to the extent of his pecuniary interest in them.

(8)
Includes 30,303 shares issuable upon exercise of options exercisable by Mr. Gibson within 60 days of this Proxy Statement.

(9)
Includes 1,000 shares issuable upon exercise of options which have vested and were granted in connection with director compensation.

(10)
Includes 20,202 shares issuable upon exercise of options exercisable by Mr. Frank within 60 days of this Proxy Statement.

(11)
Includes 106,548 shares issuable upon exercise of options exercisable by Mr. Tom Gilman within 60 days of this Proxy Statement.

(12)
Includes 19,557 shares issuable upon exercise of options exercisable by Mr. Johnson within 60 days of this Proxy Statement.

PROPOSAL NO. 1.
ELECTION OF DIRECTORS

        Four directors are to be elected to hold office for terms of three years and until their successors have been duly elected and qualified. If the proxy is executed in such a manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the following four nominees. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for directors, such instructions will be followed by the persons named in the proxy. Management has no reason to believe that any of the nominees will not serve if elected. In the event that any nominee should not be available, and if the Board of Directors has designated a substitute nominee, the persons named in the proxy will vote for the substitute nominee designated by the Board of Directors.

DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

        Our Board of Directors consists of twelve directors, four of whom are independent directors. Our Board of Directors is divided into three classes. The term of each Class I director expires this year, the term of each Class II director expires in 2004 and the term of each Class III director expires in 2005. Upon the expiration of the terms for each class of directors, the directors of such class, if reelected, will serve for a term of three years.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

        Nominees for election as Class I Directors are Michael J. Durham, Thomas R. Gibson, Thomas C. Israel and Ben David McDavid. If elected, their terms will expire in 2006.

        MICHAEL J. DURHAM (52) has served as a member of our Board of Directors and as a member of our Audit Committee since February 25, 2003. He is a self-employed consultant at Cognizant Associates, Inc., a consulting firm he founded in August 2000. From July 1996 until October 1999, Mr. Durham served as president and chief executive officer of Sabre, Inc., a travel distribution company, and as president from March 1995 to July 1996. Prior to joining Sabre, Inc., Mr. Durham spent sixteen years with AMR/American Airlines, serving as senior vice president and treasurer of AMR and senior vice president of finance and chief financial officer of American Airlines. Mr. Durham is the non-executive chairman of Hotwire, Inc. and serves on the board of directors and as chairman of the audit committee of Kinko's Inc., Scheduling.com and GridOne Advisory Corp. Mr. Durham is a graduate of the University of Rochester and received a master's in business administration from Cornell University's Johnson Graduate School of Management.

        THOMAS R. GIBSON (60) has served as the Chairman of our Board of Directors since 1994. He served as our interim chief executive officer from October 2001 to December 2001 and as our president and chief executive officer between November 1994 and November 1999. Mr. Gibson has over 30 years experience in the automotive retailing industry. Prior to joining us, he served as president and chief operating officer of Subaru of America and as director of marketing operations and general manager of import operations for Chrysler. He began his career in 1967 with the Ford Motor Company and held key marketing and field management positions in both the Lincoln-Mercury and Ford divisions. Mr. Gibson serves on the board of directors of IKON Office Solutions, including its audit, executive and strategies committees. Mr. Gibson is a graduate of DePauw University and holds a master's in business administration from Harvard University.

        THOMAS C. ISRAEL (59) has served as a member of our Board of Directors since April 19, 2002. He is chairman and chief executive officer of A.C. Israel Enterprises, Inc., a family holding company specializing in private investments. He began his career at ACLI International Incorporated, a worldwide commodity import/export company, and became its chief financial officer in 1978, a position he held until it was sold to Donaldson, Lufkin & Jenrette in 1981. Mr. Israel sits on the board of directors of Griffin Land & Nurseries, Inc. Mr. Israel graduated from Yale University in 1966.

        BEN DAVID McDAVID (61) has served as a member of our Board of Directors since February 2000 and as president and chief executive officer of Asbury Automotive Texas since 1998. Mr. McDavid has been an automobile dealer for 40 years. Prior to selling his dealerships to us in 1998, McDavid owned and operated 17 franchises. During that time he served on the Dealer Council for Pontiac, GMC Truck and Oldsmobile, as Chairman of the Honda National Dealer Council, and as founding Chairman of the Acura National Dealer Council. He attended the University of Houston and graduated from the General Motors Institute Dealership Management Program in Flint, Michigan.

        The Board of Directors and management recommend a vote FOR the election of Messrs. Durham, Gibson, Israel and McDavid.

DIRECTORS

Class II Directors

        PHILIP F. MARITZ (42) has served as a member of our Board of Directors since April 19, 2002, and as Chairman of our Audit Committee since May 7, 2002. He is the co-founder of Maritz, Wolf & Co., which manages the Hotel Equity Fund, a private equity investment fund that owns luxury hotels and resorts, and serves as chairman of the board of Rosewood Hotels & Resorts. In 1990, he founded Maritz Properties, a commercial real estate development and investment firm where he serves as president. He serves on several not-for-profit boards, and he is also a corporate director of Wolff-DiNapoli, a Los Angeles-based investment and development firm. Mr. Maritz received a bachelor's degree from Princeton University and a master's in business administration from the Stanford School of Business.

        JOHN M. ROTH (44) has been a member of our Board of Directors and the Compensation Committee since 1996. Mr. Roth joined Freeman Spogli & Co. Inc. in 1988, and became a general partner in 1993. Mr. Roth was a member of Kidder, Peabody & Company, Inc.'s mergers and acquisitions group from 1984 to 1988. He is also a member of the board of directors of Advance Auto Parts, Inc., AFC Enterprises, Inc., Galyan's Trading Company, Inc. and a number of privately held corporations. Mr. Roth holds a bachelor's degree and master's in business administration from the Wharton School at the University of Pennsylvania.

        IAN K. SNOW (33) has served as a member of our Board of Directors and the Chairman of our Compensation Committee since 1996. He joined Ripplewood Holdings L.L.C. in 1995, and he is currently a managing director. Prior to joining Ripplewood in 1995, Mr. Snow was a financial analyst in the media group at Salomon Brothers Inc. He also currently services on the board of directors of Kraton Polymers L.L.C., a privately held Ripplewood portfolio company. Mr. Snow received a bachelor's degree in history from Georgetown University.

        JEFFREY I. WOOLEY (58) has served as a member of our Board of Directors since March 10, 2003, and as president and chief executive officer of Asbury Automotive Tampa GP LLC since 1998. Mr. Wooley has been in the automobile business for 38 years. He began his automotive career in 1965 and opened his first dealership in 1975. Prior to selling his dealerships to us in 1998, Mr. Wooley owned and operated 9 franchises. He is a past member of the Pontiac National Dealer Council. Mr. Wooley currently serves on the Board of Directors of the Gulf Ridge Council-Boy Scouts of

America and actively supports the Berkeley Preparatory School and The Children's Hospital at St. Joseph's.

Class III Directors

        TIMOTHY C. COLLINS (46) has served as a member of our Board of Directors and our Compensation Committee since 1996. Mr. Collins founded Ripplewood Holdings L.L.C. in 1995 and currently serves as its senior managing director and chief executive officer. From 1991 to 1995, Mr. Collins managed the New York office of Onex Corporation, a leveraged buy-out group headquartered in Canada. Previously, Mr. Collins was a vice president at Lazard Frères & Company and held various positions at Booz, Allen & Hamilton and Cummins Engine Company. He also currently serves on the board of directors of Ripplewood Holdings L.L.C., Shinsei Bank, Ltd., Kraton Polymers L.L.C., Niles Parts Co., Ltd, Columbia Music Entertainment, Inc. Ltd, WRC Media, Inc. and various other privately held Ripplewood portfolio companies. Mr. Collins received a master's in business administration from Yale University's School of Organization and Management and a bachelor's degree in philosophy from DePauw University.

        KENNETH B. GILMAN (56) has served as our President, Chief Executive Officer and Director since December 2001. He joined us following a 25-year career with The Limited Brands, the multi-brand apparel retailer, where his most recent assignment was as chief executive officer of Lane Bryant. From 1993 to 2001, Mr. Gilman served as vice chairman and chief administrative officer of The Limited, Inc., and from 1987 to 1993 he was executive vice president and chief financial officer. He joined The Limited's executive committee in 1987 and was elected to its board in 1990. He holds a bachelor's degree from Pace University and is a Certified Public Accountant.

        VERNON E. JORDAN, JR. (67) has served as a member of our Board of Directors since April 19, 2002, and as a member of our Audit Committee from May 7, 2002 to February 2003. He is currently a managing director of Lazard Frères & Co. Prior to joining Lazard, Mr. Jordan was a senior executive partner with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., where he remains of counsel. Mr. Jordan's corporate and other directorships include: America Online Latin Communications, Inc., Dow Jones & Company, Inc., Howard University, J. C. Penny Company, Inc., Revlon Inc., Sara Lee Corporation, Shinsei Bank, Ltd. (Senior Advisor), Xerox Corporation, LBJ Foundation, International Advisory Board of DaimlerChrysler, Fuji Bank and Barrick Gold. Mr. Jordan is a graduate of DePauw University and the Howard University Law School.

        THOMAS F. "MACK" MCLARTY, III (56) has served as a member of our Board of Directors since April 19, 2002. He has been our Vice Chairman since May 2002. He began his 32-year career in the automotive retailing industry by building McLarty Leasing Systems, the platform his grandfather founded, into one of America's largest transportation companies. Mr. McLarty also serves as vice chairman of Kissinger McLarty Associates, an international consulting firm formed in 1999. Between 1992 and 1998, Mr. McLarty served as White House Chief of Staff, Special Envoy for the Americas and Counselor to President Bill Clinton. He also was appointed to the National Petroleum Council by President George H.W. Bush and served on the St. Louis Federal Reserve Board from 1989 until joining the White House in 1992. Mr. McLarty currently serves on the board of directors of Acxiom Corporation. Mr. McLarty is a graduate of the University of Arkansas.

Committees

        The Board of Directors has, as standing committees, an Audit Committee, a Compensation Committee and an Executive Committee.

        The Audit Committee, whose current members are Messrs. Maritz (Chairman), Israel and Durham, held five meetings in 2002. This Committee recommends the firm of independent public accountants engaged each year as the Company's principal independent public accountants, and undertakes with management and the independent accountants the review of our financial statements, our financial reporting process and the adequacy of our basic accounting services. The Audit Committee's reviews are more fully described below under the caption "REPORT OF THE AUDIT COMMITTEE" and in the Audit Committee Charter attached hereto as Appendix A.

        The Compensation Committee, whose current members are Messrs. Snow (Chairman), Roth and Israel, held three meetings in 2002. This Committee reviews the recommendations of the chief executive officer as to the appropriate compensation of the Company's principal executive officers, sets the compensation amount for the President and Chief Executive Officer, has general supervisory power over and has the power to grant awards under, the Company's 1999 option plan and 2002 option plan and oversees other benefit plans. Please see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" below for further detail on this process.

        The Executive Committee, whose current members are Messrs. Roth (Chairman), Gilman and Snow held three meetings in 2002. The Executive Committee, when the Board is not in session, has and may exercise all the authority of the Board except that it does not have the authority to (a) approve or propose to stockholders actions required by the Delaware General Corporation Law to be approved by stockholders; (b) adopt, amend or repeal by-laws; (c) authorize distributions; (d) fill vacancies on the Board or any of its committees; (e) approve a plan of merger, consolidation or reorganization not requiring stockholder approval; (f) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board; or (g) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Directors' Fees; Attendance

        Directors who are employees of us or our affiliates, including Asbury Automotive Holdings L.L.C., and its two principals, Ripplewood Investments L.L.C. and Freeman Spogli, do not receive a retainer or fees for service on our Board of Directors or on committees of our Board. We compensate each member of our Board of Directors who is not an employee of us or our affiliates (Messrs. Durham, Jordan, Israel and Maritz) with an annual retainer of $25,000. In addition to their annual compensation, each director receives the use of a car, $1000 for each meeting of the Board, $1000 for each meeting of the Compensation Committee and $1500 for each meeting of the Audit Committee ($750 for meetings conducted by telephone), plus expenses. In addition, the Audit Committee chair receives an annual retainer of $10,000 and the Compensation Committee chair receives an annual retainer of $5,000. Each member of our Board of Directors who is not an employee of us or our affiliates also receives an annual grant of options having an aggregate exercise price equal to $75,000, up to a maximum of 5,000 shares per year, under the Company's 2002 Stock Option Plan.

        During 2002, there were five meetings of the Company's Board of Directors and during 2002 each member attended at least 75% of the total meetings of the Board and the Committees of which such director was a member.

CORPORATE OFFICERS

        Listed below is information on the corporate officers of the Company as of March 31, 2003. Corporate officers are elected by and serve at the pleasure of the Board of Directors.

Name	Age	Position
Kenneth B. Gilman*	56	President, Chief Executive Officer and Director
Thomas R. Gibson*	60	Chairman of the Board
Robert D. Frank*	54	Senior Vice President of Automotive Operations
Thomas F. Gilman*	52	Senior Vice President and Chief Financial Officer
Lynne A. Burgess*	53	Vice President and General Counsel
Philip R. Johnson*	54	Vice President of Human Resources
Allen T. Levenson	40	Vice President of Sales and Marketing
Thomas G. McCollum	47	Vice President of Finance and Insurance
John C. Stamm	46	Vice President of Dealer Development

*
denotes executive officer

        Set forth below is a brief description of our corporate officers' business experience for the past five years.

        KENNETH B. GILMAN — Please see Mr. Gilman's biographical information under "CLASS III DIRECTORS" above.

        THOMAS R. GIBSON — Please see Mr. Gibson's biographical information under "NOMINEES FOR ELECTION AS CLASS I DIRECTORS" above.

        ROBERT D. FRANK has served as our senior vice president of automotive operations since January 2002. From October 2001 to January 2002, Mr. Frank served as our vice president of manufacturer business development. Mr. Frank has spent most of his 34 year career working in all aspects of automotive operations. From 1997 to 2001, he served with DaimlerChrysler in several executive capacities, including as president and chief executive officer for Venezuela operations and as vice president/general manager for Asia Pacific Operations, where he was responsible for all Chrysler's Asian operations. In addition, he served as chief operating officer for the Larry H. Miller Group, an operator of more than 20 auto dealerships from 1993 to 1997. Mr. Frank holds a bachelor's degree in economics from the University of Missouri.

        THOMAS F. GILMAN has served as our senior vice president and chief financial officer since January 2002 and as vice president and chief financial officer from April 2001 to January 2002. From 1973 to 2000, Mr. Gilman served in various credit and financial capacities, including chief financial officer of Chrysler Financial Company L.L.C. at Chrysler/DaimlerChrysler Corporation. In 1998, Mr. Gilman was selected as a member of the Daimler-Benz/Chrysler Corporation Merger Integration Team and appointed as a member of the Financial Services Committee of DaimlerChrysler Services, AG, positions he held until June, 2000. In July of 2000, Mr. Gilman founded CEO Solutions, LLC, an independent consulting practice, and served as President and CEO until April 2001. Mr. Gilman graduated from Villanova University with a bachelor's degree in finance. Thomas Gilman and Kenneth Gilman are not related.

        LYNNE A. BURGESS has served as our vice president and general counsel since September 2002. From July 2001 to September 2002, Ms. Burgess served as general counsel and secretary to the governance committee at Oliver, Wyman & Company, LLC, a strategy-consulting firm to the financial services industry. Prior to joining Oliver, Wyman & Company, Ms. Burgess was senior vice president and general counsel of Entex Information Services, Inc., a national personal computer systems integrator from May 1994 until June 2000. Ms. Burgess received her J.D. from Fordham University School of Law. She also holds a bachelor's degree in history from William Smith College.

        PHILIP R. JOHNSON has been our vice president of human resources since June 2000. Mr. Johnson has held top human resources positions in large national and regional retail companies for the past 22 years. He operated his own human resources consulting practice from 1998 to 2000. From 1994 to 1998 he served as senior vice president of human resources at Entex Information Services, Inc., a national personal computer systems integrator. Mr. Johnson holds a bachelor's degree and master's in business administration from the University of Florida.

        ALLEN T. LEVENSON has served as our vice president of sales and marketing since March 2001. From 1991 to 2001, Mr. Levenson co-founded and served as president and chief financial officer of a business-to-consumer e-commerce company, Gazelle.com. From 1998 to 1999, he served as Vice President of Marketing for United Rentals, a consolidator in the equipment rental industry. He received his undergraduate degree from Tufts University and a master's in business administration from the Wharton School at the University of Pennsylvania.

        THOMAS G. MCCOLLUM has been our vice president of finance and insurance since April 2001. Mr. McCollum has over 25 years of experience in finance and insurance. From 1982 to 2001, Mr. McCollum served as executive vice president for Aon's Resource Group (formally Pat Ryan & Associates). Mr. McCollum holds a bachelor's degree in business from Sam Houston University.

        JOHN C. STAMM has served as our vice president of dealer development since January 2002. From June 2000 to January 2002, Mr. Stamm served as our director of fixed operations (parts, service and collision repair). He has over 27 years of automotive retailing experience. From 1999 to 2000, he was a fixed operations consultant for Coughlin Automotive in Newark, Ohio. From 1996 to 1999, he served as the vice president and general manager of McCuen Management Corporation in Westerville, Ohio.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Asbury's officers and directors, and persons who own more than 10 percent of the Company's common stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of the forms furnished to Asbury, or written representations from certain reporting persons that no Forms 5 were required, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except for Lynne A. Burgess, whose Form 3 in connection with an option grant was filed one day late; Michael J. Durham and Jeffrey I. Wooley whose Forms 3 in connection with becoming Directors were filed late; and the following shareholders who were late in filing Forms 3 or have not yet filed Forms 3, but have indicated they intend to file, as a result of not realizing that they are deemed to be part of a group that owns more than ten percent of Asbury's common stock based on voting arrangements in a shareholders agreement: Asbury Automotive Holdings, L.L.C. C.V. Nalley, III, Mark C. McLarty, The Franklin H. McLarty Irrevocable Trust, The Caldwell Family Limited Partnership, River Ridge Investments, LLC, The L.M. Humphries Irrevocable Trust, The M.B. Humphries Irrevocable Trust, Rob Feron, Todd Shores, Phillip H. Mayfield, Luther Coggin, Tracye C. Hawkins 1999 Att Trust, Christy C. Hayden 1999 Att Trust, Cindy S. Coggin 1999 Att Trust, Richard A. Caracello, Kevin Delaney, Mitchell W. Legler and Harriette D. Legler, Tenants by the Entireties, Linda L. Marlette, Charles L. McIntosh, Nancy D. Noble, Thomas G. Roets, Jr., John M. Rooks, Todd Seth, Charlie (C.B.) Tomm and Anita deSaussure Tomm, Tenants by the Entireties, Steve Silverio, CNC Automotive, LLC, Dealer Group LLC, John R. Capps, DMCD Autos Irving, Inc., DMCD Autos Houston, Inc., James Torda, Dave Wegner, Childs &

Associates, Buddy Hutchinson Cars, Inc., Jeff King, Robert E. Gray, Noel Daniels, Steven Inzinna, Joseph Umbriano, Paula Tabar and Robert Dennis.

SUMMARY COMPENSATION TABLE

        The following table shows for the Chief Executive Officer and the other four most highly compensated executive officers of Asbury (collectively, the "named executive officers") compensation for the fiscal years 2000-2002.

			Annual Compensation
							Awards of Common Stock Underlying Options
Name and Position	Year		Salary	Bonus	Other Annual Compensation*
Kenneth B. Gilman, President and Chief Executive Officer	2002 2001	(2)	$750,000 43,269	$626,813 —	239,197 —	(1)	— 737,500
Thomas R. Gibson, Chairman of the Board	2002 2001 2000		253,000 356,826 525,000	70,075 — —	102,672 73,227 109,383	(3)	90,909 — —
Robert D. Frank, Senior Vice President—Automotive Operations	2002 2001	(5)	456,308 69,231	289,237 21,000	127,095 —	(4)	60,606 —
Thomas F. Gilman, Senior Vice President and Chief Financial Officer	2002 2001	(6)	499,539 313,846	193,313 139,597	— —		162,854 —
Philip R. Johnson, Vice President—Human Resources	2002 2001 2000	(7)	295,769 260,192 133,846	74,465 79,800 56,000	— — —		12,121 — 15,517

*
Does not include perquisites and other personal benefits, if the aggregate amount is less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the named executive officer.

(1)
$109,484 represents a tax gross-up of income.

(2)
Became President and Chief Executive Officer on December 3, 2001, and the amount shown represents compensation earned from that date until the end of 2001.

(3)
$32,612 represents a tax gross-up of income.

(4)
$40,204 represents a tax gross-up of income; $38,333 represents relocation payments.

(5)
Became Vice President of Manufacturer Business Development on October 1, 2001, and the amount shown represents compensation earned from that date until the end of 2001. Mr. Frank became Senior Vice President of Automotive Operations on January 1, 2002.

(6)
Became Senior Vice President and Chief Financial Officer on April 30, 2001, and the amount shown represents compensation earned from that date until the end of 2001.

(7)
Became Vice President of Human Resources on June 5, 2000, and the amount shown represents compensation earned from that date until the end of 2000.

OPTION GRANTS IN 2002

        The following table provides information on option grants in 2002 to the named executive officers.

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2002		Exercise Price Per Share ($)		Expiration Date	Grant Date Present Value ($)(1)
Kenneth B. Gilman	—	—			—	—		—
Thomas R. Gibson	90,909	7.17%			$16.50	3/13/2012		$777,272
Robert D. Frank	60,606	4.78%			$16.50	3/13/2012		$518,181
Thomas F. Gilman	38,793 118,000 6,061	3.06 9.31 0.48	% % %	$ $ $	12.89 14.75 16.50	1/30/2012 2/8/2007 3/13/2012	$ $ $	259,137 901,520 51,822
Philip R. Johnson	12,121	0.96%			$16.50	3/13/2012		$103,635

(1)
Grant date present values were derived using the Black-Scholes option pricing model in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The Black-Scholes model was used with the following weighted average assumptions: expected life of the option, 5 years; risk free interest rate, 4.7%; expected volatility, 55%; and expected dividend yield, 10%.

OPTION EXERCISE AND YEAR-END VALUE TABLE

        The following table discloses the options that were exercised by or are attributable to the named executive officers during 2002 and sets forth the number and value of their unexercised options at year-end.

Aggregated Option Exercises in 2002 and Year-End Option Values
Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Dec. 31, 2002(#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at Dec. 31, 2002($) Exercisable/ Unexercisable(1)
Kenneth B. Gilman	—	—	245,833/491,667	—
Thomas R. Gibson	—	—	30,303/60,606	—
Robert D. Frank	—	—	20,202/40,404	—
Thomas F. Gilman	—	—	106,548/56,306	—
Philip R. Johnson	—	—	19,557/8,081	—

(1)
No exercisable or unexercisable options held by the named executive officers were in-the-money.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The number of stock options outstanding under our equity compensation plans, the weighted average exercise price of outstanding options, and the number of securities remaining available for issuance, as of December 31, 2002, were as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders(1)	2,112,421	$16.31	460,317

Total	2,112,421	$16.31	460,317

(1)
Both our 1999 Stock Option Plan and our 2002 Stock Option Plan were adopted by predecessor companies prior to our initial public offering.

        In January 1999, we adopted an option plan under which we issued non-qualified options granting the right to purchase limited liability company interests in us prior to our incorporation (the "1999 Option Plan"). Under our 1999 Option Plan, which was amended and restated effective December 1, 2001, we granted options to certain of our directors, officers, employees and consultants for terms and at exercise prices and vesting schedules set by the Compensation Committee of our Board of Directors. Prior to our IPO, we issued options under our 1999 Option Plan for the purchase of 3.51% of the limited liability company interests in us which were converted upon our IPO into options to purchase 1,072,738 shares of our common stock in accordance with the 1999 Option Plan and which equaled 3.23% of our outstanding common stock as of December 31, 2002. Any unvested options granted under our 1999 Option Plan will vest and become exercisable upon a change of control. We no longer issue options under our 1999 Option Plan.

        Reference is made to the information set forth in Proposal No. 3 for a description of our 2002 Option Plan.

RELATED PARTY TRANSACTIONS

        Certain of our directors and their affiliates have engaged in transactions with us. Transactions with four of our directors, Ben David McDavid, Thomas F. "Mack" McLarty, Vernon E. Jordan, Jr. and Jeffrey I. Wooley are described below. These transactions primarily relate to long-term operating leases of facilities. This practice is fairly common in the automotive retail industry. Rent expense attributable to related parties was $13.8 million during the year ended December 31, 2002, and future minimum payments under related party long-term non-cancelable operating leases as of December 31, 2002, were $106.6 million. We believe these transactions involved terms comparable to or more favorable to us than terms that would be obtained from an unaffiliated third party.

        We lease the following properties used by the Texas platform for dealership lots and offices from Mr. McDavid, his immediate family members and his affiliates:

  •
  properties leased from Mr. McDavid with an aggregate monthly rental fee of $189,000;
  •
  properties leased from David McDavid Family Properties, a partnership in which Mr. McDavid and his immediate family have a 100% ownership interest, for aggregate monthly rental fees of $90,000;

  •
  property leased from BroMac Inc., an "S" corporation in which Mr. McDavid and his immediate family have a 100% ownership interest, for a monthly rental fee of $1,500;
  •
  properties leased from Sterling Real Estate Partnership, a partnership in which Mr. McDavid and his immediate family have a 100% ownership interest, for aggregate monthly rental fees of $70,000;
  •
  property leased from Texas Coastal Properties, a partnership in which Mr. McDavid and his immediate family have a 100% ownership interest, for a monthly rental fee of $4,000; and
  •
  property leased from D.Q. Automobiles Inc., a corporation in which Mr. McDavid has a 100% ownership interest, for a monthly rental fee of $14,700.

        With respect to the above mentioned leases with Mr. McDavid, we have a purchase option to acquire the related properties. The purchase option, initially based on the aggregate appraised value, adjusts each year for changes in the Consumer Price Index. The purchase option of $50,396,000 can only be exercised in total. We currently have no intent to exercise this option.

        In addition, we lease the following properties from Mr. McDavid, his immediate family members and his affiliates:

  •
  property leased from McCreek Partners L.L.C., a limited liability corporation which is wholly owned by McCreek, Ltd., a partnership in which Mr. McDavid and his immediate family hold a 100% ownership interest, for a monthly rental fee of $5,300;
  •
  approximately ten acres of land in Frisco, Texas, leased from McFrisco Partners I, Ltd., an entity in which Mr. McDavid and his immediate family hold a 100% ownership interest, for a monthly rental fee of $55,000 per month from April 20, 2001, through October 31, 2001, and, beginning November 1, 2001, for a monthly rental fee of $80,000 plus 1% of the incurred construction costs of the new dealership facility until the construction is completed at which time the monthly rent will be increased to $90,000 a month plus 1% of the incurred construction costs, and is currently estimated to be approximately $165,000 per month; and
  •
  approximately three acres of land adjacent to our current Nissan dealership in Houston, Texas, for four years, rent-free. The land will be used in the operations of our Honda dealership. We estimate fair market rent over the four-year term (i.e., our savings to offset the above-market purchase price below) to be $275,000.

        In April 2002, we purchased from Mr. McDavid approximately two acres of land adjacent to our Honda dealership facility in Houston, Texas, for $2,000,000. The existing Honda facility will become the new home for our Nissan dealership, and we will construct an additional facility on these two acres for Nissan dealership expansion. The purchase price for the land is approximately $800,000 more than the appraised value. This difference in the purchase price is accounted for in part by competition with General Motors (Saturn) to purchase the property and in part by Mr. McDavid's agreement to lease us three acres adjacent to our Nissan dealership in Houston, Texas, rent-free, as described above.

        In August 2002, we purchased approximately four acres of land in Plano, Texas, from Mr. McDavid for the construction of a new body shop for the appraised value of $1,700,000.

        The real estate purchase transactions for the Houston, Texas Nissan dealership and the Plano, Texas body shop were authorized and approved by the Board of Directors, with Mr. McDavid abstaining. In each case, Mr. Gibson and Mr. Thomas Gilman were authorized by the Board to negotiate the purchase price on behalf of the Company with Mr. McDavid.

        Mr. McDavid entered into an employment agreement with the Texas platform to serve as its president and chief executive officer from May 1, 1998, to May 1, 2003. The agreement provides for an annual base salary of $500,000. Mr. McDavid also receives an annual discretionary bonus in an amount determined by our board. If Mr. McDavid's employment is terminated for reasons other than voluntary resignation, cause, death or disability, the Texas platform will pay him his base salary for the balance of the employment term.

        The Loomis Corporation, a corporation in which Mr. McDavid and his immediate family hold a 21% ownership interest, was paid approximately $1 million in 2002 for advertising fees.

        We lease the following properties used by the Arkansas platform for dealership lots and offices from Mr. McLarty, his immediate family members and his affiliates:

  •
  property leased from NPF Holdings L.L.C., a limited liability company in which Mr. McLarty has a 58.5% ownership interest for a monthly rental fee of $64,491;
  •
  property leased from MHC Properties G.P., a partnership in which Mr. McLarty has an 85.5% ownership interest, for a monthly rental fee of $14,373;
  •
  property leased from Prestige Properties, GP, a partnership in which MHC Properties GP, of which Mr. McLarty owns 85.5%, holds a 68% ownership interest, for a monthly rental fee of $40,169;
  •
  properties leased from Hope Auto Company, a corporation in which Mr. McLarty has an 86% ownership interest, for a monthly rental fee of $6,763; and
  •
  property leased from Summerhill Partnership, L.P., a limited partnership in which Mr. McLarty has a 49.88% ownership interest, for a monthly rental fee of $33,290.
  •
  property leased from McLarty Companies, an "S" corporation in which Mr. McLarty has a 100% ownership interest, for a monthly rental fee of $1,500.

        Mr. McLarty entered into a consulting agreement with us to provide management and consulting services for a term of three years beginning February 23, 1999. In February 2002, Mr. McLarty's consulting agreement was amended to extend the term of the agreement and to increase his annual compensation to $500,000.

        We lease two properties used by the Tampa Platform for dealership lots and offices from Mr. Wooley, for a monthly rental fee of $140,238.

        Mr. Wooley entered into an employment agreement with the Tampa platform to serve as its president and chief financial officer from September 17, 1998 until September 17, 2003. The agreement provides for an annual base salary of $250,000. Mr. Wooley also receives an annual discretionary bonus in an amount determined by the board. If Mr. Wooley's employment is terminated for any reason other than voluntary resignation, cause, death or disability, the Tampa platform will pay him his base salary for the remainder of the term of the agreement.

        Mr. Wooley's brother, Jay Wooley, also has an employment agreement with the Tampa platform. Under the terms of his agreement, Jay Wooley will serve in the capacity of wholesale manager at the platform's Pontiac-GMC truck store until September 2003 at a salary of $100,000 per year.

        During 2002, we paid $269,000 in legal fees to Akin, Gump, Strauss, Hauer & Feld, L.L.P., a law firm in which Mr. Jordan was Of Counsel.

PERFORMANCE GRAPH

        The following graph shows the value as of December 31, 2002, of a $100 investment in the Company's common stock made on March 14, 2002 (with dividends reinvested), as compared with similar investments based on (i) the value of the S & P 500 Index (with dividends reinvested) and (ii) the value of a market-weighted Peer Group Index composed of the common stock of AutoNation, Sonic Automotive, Group 1 Automotive, United Auto Group and Lithia Motors, in each case on a "total return" basis assuming reinvestment of dividends. The market-weighted Peer Group Index values were calculated from the beginning of the performance period. The stock performance shown below is not necessarily indicative of future performance.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

        Kenneth B. Gilman.    Mr. Gilman has an employment agreement with us to serve as our chief executive officer and president until December 31, 2004, unless terminated earlier in accordance with the employment agreement. He will not be entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause. During the term of his agreement, Mr. Gilman will receive an annual salary of $750,000 and will be eligible to earn an annual bonus of up to his annual salary if we achieve performance targets set by the board of directors and an additional bonus of up to his annual salary if we exceed those targets by an amount determined by the board of directors. If we do not renew Mr. Gilman's employment at the end of the term, we will pay him an amount equal to his annual base salary and the bonus he earned in the previous year. If we terminate Mr. Gilman's employment without cause or if he leaves with good reason at any time, we will pay him an amount equal to the present value of two years' annual salary and an additional amount equal to the bonus Mr. Gilman earned in the previous year. During the term of Mr. Gilman's employment and for two years after the termination of his contract (one year if we do not renew his contract), he is subject to non-competition and non-solicitation provisions.

        We granted Mr. Gilman options to acquire up to 737,500 shares of our common stock immediately preceding our initial public offering at an exercise price of $17.93 per share, which vest ratably over a three-year period. If Mr. Gilman is employed by us on March 14, 2004, two years from the date of our initial public offering, he will be granted an additional option to purchase from us up to the lesser of 0.5% of our then-outstanding common stock or $5 million worth of our then outstanding common stock at the then fair value. The options expire five years after their grant date but will expire sooner if Mr. Gilman's employment terminates before that date.

        If we have a change in control, we will pay Mr. Gilman 299% of the average annual base salary and bonus paid to Mr. Gilman over the previous five full calendar years (or the term of his employment, if shorter). In addition, Mr. Gilman's options will immediately vest and be exercisable unless Mr. Gilman would be subject to a golden parachute excise tax imposed under the Internal Revenue Code.

        Robert D. Frank.    Mr. Frank entered into a severance agreement with us, dated November 1, 2002, providing for one year of base salary and benefits continuation and a pro-rated bonus if terminated; provided, however, that if he is terminated within two years of a change in control, as provided in that agreement, he is entitled to three years of base salary and benefits continuation. He will not be entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause. Mr. Frank may trigger severance payments if his office is relocated by more than 50 miles, his base salary is reduced or his duties or title are diminished. Mr. Frank is restricted by non-solicitation and non-compete restrictions for one year following final payment under the severance agreement in the case of termination and three years following a change in control.

        Thomas F. Gilman.    Mr. Gilman entered into a severance agreement with us, dated November 1, 2002, providing for one year of base salary and benefits continuation and a pro-rated bonus if he is terminated; provided, however, that if he is terminated within two years of a change in control, as provided in that agreement, he is entitled to three years of base salary and benefits continuation. He will not be entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause. Mr. Gilman may trigger severance payments if his office is relocated by more than 50 miles, his base salary is reduced or his duties or title are diminished. Mr. Gilman is restricted by non-solicitation and non-compete restrictions for one year following final payment under the severance agreement in the case of termination and three years following termination in the event of a change in control.

        Under a prior agreement with us, Mr. Gilman was granted at his employment date in April 2001 the option to acquire $500,000 worth of limited liability company interests in us prior to our incorporation. That option was exercised in January 2002 and the limited liability company interests acquired upon such exercise converted into 38,567 shares of our common stock immediately preceding our initial public offering. In accordance with the terms of Mr. Gilman's employment, when that option was exercised, we granted Mr. Gilman an option to acquire an additional $500,000 worth of limited liability company interests in us prior to our incorporation, which option was converted into an option to purchase 38,793 shares of our common stock at an exercise price of $12.89 per share. The options vest ratably over a three year period and expire ten years from the grant date. In addition, in 2002, Mr. Gilman was granted an option to acquire 118,000 shares of our common stock at an exercise price of $14.75 per share. The shares vest ratably over a three year period and expire five years from the date of grant.

        Thomas R. Gibson.    Mr. Gibson entered into a severance agreement with us, dated February 8, 2002, providing for one year of base salary and benefits continuation and a pro-rated bonus if he is terminated. He will not be entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause. Mr. Gibson may trigger severance payments if his office is relocated by more than 50 miles, his base salary is reduced or his duties or title are diminished. Mr. Gibson is restricted by non-solicitation and non-compete restrictions for one year following termination. In addition, Mr. Gibson was given, on the date of our initial public offering, an option to acquire $1.5 million worth of our common stock at the offering price. This gave Mr. Gibson an option to acquire 90,909 shares of our common stock at an exercise price of $16.50 per share. The options vest ratably over a three year period and expire ten years from the date of grant.

        Lynne A. Burgess.    Ms. Burgess entered into a severance agreement with us dated September 23, 2002, providing for one year of base salary and benefits continuation and a pro-rated bonus if terminated. She will not be entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause. Ms. Burgess may trigger severance benefits if her office is relocated by more than 50 miles, her base salary is reduced or her duties or title are diminished. Ms. Burgess is restricted by non-solicitation and non-compete restrictions for one year following termination or one year following final payments to her pursuant to the terms of the severance agreement, whichever is longer.

        Philip R. Johnson.    Mr. Johnson entered into a severance agreement with us, dated April 3, 2001, providing for one year of base salary and benefits continuation and a pro-rated bonus if he is terminated. He will not be entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause. Mr. Johnson may trigger severance payments if his office is relocated by more than 50 miles, his base salary is reduced or his duties or title are diminished. Mr. Johnson is restricted by non-solicitation and non-compete restrictions for one year following termination.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Our Compensation Committee's (the "Committee") responsibilities include establishing our policies regarding the compensation of our officers and other key executives. The Committee oversees the administration of our compensation plans. All members of the Committee are non-employee directors.

        Executive Compensation.    Our compensation program consists of base salary, annual incentive payments, stock options and employee benefits. The goal of our compensation program is to motivate and reward our officers and other key employees to improve long-term stockholder value and to attract and retain the highest quality executive and key employee talent available. Our executive compensation program is designed to enhance the overall strength and financial performance of the Company by aligning the financial interests of the Company's executive officers with those of its stockholders and to foster adherence to, and promotion of, our business mission, values, strategic goals and annual objectives.

        Our Compensation Committee reviews salary increases for the current year and incentive payments to be made in connection with the previous year's performance. The Committee considers an executive's scope of responsibilities, level of experience, individual performance and attainment of pre-established goals, as well as our business plan and general economic factors. In making its decisions, and to maintain the desired levels of competitiveness and congruity with our long-term performance goals, our Compensation Committee receives input from our senior management.

        Relationship of Corporate Performance to Executive Compensation.    In determining bonuses for Mr. Kenneth Gilman and the Company's other executive officers for 2002 performance, the Committee considered, among other factors, the Company's actual net income before taxes versus budget, and each executive's performance against individual goals.

        Base Salary and Bonus.    The salary levels of our officers are determined by level of job responsibility, experience and job performance. Bonus payouts to our officers and other key employees are based on the attainment of corporate earnings targets and the attainment of pre-established individual goals.

        Options.    Our Compensation Committee believes strongly that the interests of senior management must be closely aligned with those of our stockholders. Long-term incentives in the form of stock options provide a vehicle to reward our officers only if there is an increase in stockholder value. We grant stock options on a discretionary basis within a range that takes into account the positions and responsibilities of officers and key employees whose contributions and skills are important to our long-term success. Stock options to purchase common stock providing long-term incentives may be granted to our officers with a maximum term of ten years and generally vest ratably over a three year period.

        During Fiscal 2002, our Compensation Committee granted 1,277,053 options to purchase common stock to our directors, officers and key employees. The options were granted at exercise prices equal to the fair market value of the common stock on the dates of grant.

        Chief Executive Officer.    By the terms of an employment agreement expiring on December 31, 2004, Kenneth B. Gilman earned a base salary of $750,000. In fiscal 2002, the Committee awarded Mr. Gilman a bonus of $626,813. In setting the total compensation payable to Mr. Gilman for fiscal 2002, the Committee has taken into consideration Asbury's actual net income before taxes results versus budget as well as the CEO's prior accomplishments and strategic leadership. The committee also sought to make his compensation competitive with the compensation paid to the chief executive officers of comparable companies. Additionally, the compensation committee looked to Asbury's performance for a significant percentage of his total compensation.

        Policy Regarding Qualifying Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1 million per taxable year ceiling on tax-deductible remuneration paid (not including amounts deferred) to any one of the five most highly compensated executive officers of a publicly held corporation, unless the remuneration is treated as performance-based or is otherwise exempt from the provisions of Section 162(m). While the Committee intends to maximize the tax-efficiency of its compensation programs generally, it retains the flexibility in its membership and in the manner in which it awards compensation to act in the best interests of the Company and its stockholders, including awarding compensation which may not be deductible pursuant to Section 162(m).

        The foregoing report is provided by the following independent directors, who constitute the Compensation Committee.

                      Ian K. Snow (Chairman)
                      John M. Roth
                      Thomas C. Israel

REPORT OF THE AUDIT COMMITTEE

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2002.

        On May 13, 2002, we removed Arthur Andersen LLP ("Andersen") as our independent public accountants and on May 16, 2002, retained Deloitte & Touche LLP to serve as our independent public accountants for the fiscal year 2002. The Audit Committee recommended this replacement, and it was approved by the Board of Directors.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management. In addition, the Audit Committee has conducted executive sessions with the Company's independent auditors as well as the Company's Director of Internal Audit. The Audit Committee has also discussed with Deloitte & Touche LLP, the Company's independent accountants for 2002, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees which includes, among other items, matters related to the conduct of the annual audit of the Company's financial statements. The Audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from the Company and has discussed with Deloitte & Touche LLP its independence from the Company.

        The Audit Committee is governed by the Audit Committee Charter adopted by the Company's Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" Director under the applicable listing standards of the New York Stock Exchange.

        Based upon the review and discussions referred to above, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements for the years ended December 31, 2002, December 31, 2001 and December 31, 2000 be included in the Company's Annual Report on Form 10-K.

                      AUDIT COMMITTEE

                      Philip F. Maritz (Chairman)
                      Thomas C. Israel
                      Michael J. Durham

PROPOSAL NO. 2
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has, subject to ratification by the stockholders, appointed Deloitte & Touche LLP as the Company's principal independent public accountants for the year 2003. A representative from Deloitte & Touche LLP will be present at the Annual Meeting and will be available to make such comments as may be appropriate and to answer proper questions.

        The Board of Directors, the Audit Committee and management recommend a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for 2003.

INDEPENDENT PUBLIC ACCOUNTANT 2002 FEES

Audit Fees

        The aggregate fees of Deloitte & Touche LLP for professional services rendered for the audits of the Company's annual financial statements for the fiscal years ended December 31, 2002, 2001 and 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended 2002 were $1,570,000. These fees included $930,000 incurred in connection with the re-audits in 2002 of the Company's financial statements for the fiscal years ended December 31, 2001 and 2000 that had previously been audited by Arthur Anderson LLP.

Financial Information Systems Design and Implementation Fees

        There were no fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

        The aggregate fees billed by Deloitte & Touche LLP for audit related services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2002, were $186,200. Audit related services include fees for a comfort letter of $150,000 and for the audit of the company's employee benefit plan of $36,200.

        The Audit Committee of the Company's Board of Directors has considered whether the provision of other audit related services is compatible with maintaining the principal accountant's independence.

CHANGE IN CERTIFYING ACCOUNTANT

        On May 13, 2002, we removed Arthur Andersen LLP ("Andersen") as our independent public accountants and on May 16, 2002, retained Deloitte & Touche LLP to serve as our independent public accountants for the fiscal year 2002. The Audit Committee recommended this replacement, and it was approved by the Board of Directors.

        Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2001 and 2000, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Appendix B to this Proxy Statement is a copy of Arthur Andersen's letter, dated May 16, 2002, filed as Exhibit 16 to the Company's Form 8-K filed with the SEC on May 17, 2003, stating its agreement with such statements.

        During the years ended December 31, 2001 and 2000, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. During 2002, Deloitte & Touche re-audited the Company's financial statements for the fiscal years ended December 31, 2001 and 2000 as a result of the guidance published by the Auditing Standards Board, which recommended a re-audit in cases where companies had both discontinued operations and previously issued financial statements which had been audited by an accounting firm which has ceased to exist.

PROPOSAL NO. 3
APPROVAL OF THE ASBURY AUTOMOTIVE GROUP, INC.
2002 STOCK OPTION PLAN, AS AMENDED

        The stockholders are being asked to approve the Company's 2002 Stock Option Plan, as amended (the "Amended 2002 Plan"). Upon stockholder approval of the Amended 2002 Plan, the aggregate number of shares available under the Amended 2002 Plan will be increased from 1,500,000 to 4,750,000, an increase of 3,250,000 shares.

Background of the 2002 Plan

        The Company's 2002 Stock Option Plan was originally adopted by the Board of Directors on March 9, 2002. On February 25, 2003, the Board of Directors approved an amendment increasing the number of shares available under the 2002 Stock Option Plan from 1,500,000 to 4,750,000, an increase of 3,250,000 shares, subject to stockholder approval at the Annual Meeting of Stockholders.

        The Amended 2002 Plan is designed to promote the interests of the Company and its stockholders by attracting and retaining exceptional directors, officers and other key employees of the Company and its subsidiaries and enabling such individuals to participate in the long-term growth and financial success of the Company.

        This summary of the material terms of the Amended 2002 Plan is qualified in its entirety by reference to Appendix C attached to this Proxy Statement, which contains a copy of the Amended 2002 Plan as proposed to be amended and restated assuming stockholder approval of the Amended 2002 Plan. Stockholders are encouraged to review the Amended 2002 Plan. The Board of Directors recommends stockholders approve the Amended 2002 Plan. The Board of Directors believes that the proposed increase to the aggregate number of shares is necessary to assure that there will be a sufficient number of shares available for future issuance under the Amended 2002 Plan. The Amended 2002 Plan is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Description of the Amended 2002 Plan

        Administration.    The compensation committee (the "Committee") of the Board of Directors administers the Amended 2002 Plan. The Committee has the authority to construe, interpret and implement the Amended 2002 Plan, and prescribe, amend and rescind rules and regulations relating to the Amended 2002 Plan and options granted under the Amended 2002 Plan. The determination of the Committee on all matters relating to the Amended 2002 Plan or any award agreement is final and binding.

        Shares.    As adopted by the Board of Directors on March 9, 2002, a maximum of 1,500,000 shares, subject to adjustment as provided in the 2002 Stock Option Plan, may be issued under the 2002 Stock Option Plan. Subject to stockholder approval at the Annual Meeting of Stockholders, a maximum of 4,750,000 shares, subject to adjustment as provided in the Amended 2002 Plan, may be issued under the Amended 2002 Plan. A maximum of 350,000 shares, subject to adjustment as provided in the Amended 2002 Plan, may be issued under the Amended 2002 Plan to any participant in any fiscal year of the Company. Shares deliverable under the Amended 2002 Plan may consist of authorized and unissued shares or treasury shares. As of March 31, 2003, the closing price of our common stock was $8.00 per share.

        Eligibility.    Any director, officer or other key employee of the Company or any of its subsidiaries (including any prospective officer or key employee) is eligible to be designated to participate in the Amended 2002 Plan. The Committee selects those eligible persons who will receive options under the Amended 2002 Plan. Currently, our Board of Directors consists of twelve persons and we have nine corporate officers. Of the approximately 200 persons eligible to be designated to participate, we granted options to 173 persons under the 2002 Stock Option Plan in 2002.

        Options.    Options granted under the Amended 2002 Plan are non-qualified options. Subject to the provisions of the Amended 2002 Plan, the Committee has the sole and complete authority to determine the participants to whom options are granted, the number of shares to be covered by each option, and the conditions and limitations applicable to the exercise of the option. Each option will be evidenced by a written agreement, contract, or other instrument or document evidencing the option (the "Award Agreement"), which is to be delivered to the participant and which will specify the terms and conditions of the option and any rules applicable to the option.

        Except as otherwise established by the Committee at the time an option is granted and set forth in the applicable Award Agreement, the exercise price of each share covered by an option will be the fair market value of a share (determined as of the date of the option is granted). Each option becomes vested and exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the Award Agreement or thereafter. Except as otherwise specified by the Committee in the Award Agreement, an option becomes vested and exercisable with respect to one-third of the shares subject to the option on each of the first three anniversaries of the option's grant date. The Committee may impose such conditions with respect to the exercise of options as it may deem necessary or advisable.

        Except as otherwise set forth in the Award Agreement, each option will expire immediately, without any payment, upon the earlier of (1) the tenth anniversary of the option's grant date and (2) the date the participant holding an option ceases to be employed by the Company or one of its subsidiaries. An option may not be exercised after the tenth anniversary of the option's grant date.

        Shares will not be delivered pursuant to an option's exercise until the participant pays the exercise price in full. Payment of the exercise price may be made in cash, or its equivalent, or (1) by exchanging shares owned by the participant (which are not the subject of any pledge or other security interest and which have been owned by the participant for at least six (6) months) or (2) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the shares otherwise deliverable upon the option's exercise and to deliver promptly to the Company an amount equal to the option's aggregate exercise price, or by a combination of the foregoing methods. The combined value of all cash and cash equivalents and the fair market value of all shares tendered to the Company in payment of the option's exercise price must, as of the date of the option's exercise, at least equal the exercise price of the shares acquired upon the option's exercise.

        Each director who is not an employee of us or our affiliates will annually receive options having an aggregate exercise price equal to $75,000, up to a maximum of 5,000 shares. Using the $8.00 per share value of our stock on March 31, 2003, assuming that the option grant was made on that date each non-employee, non-affiliate director would have received options in 2003 covering 5,000 shares of our common stock under the 2002 Stock Option Plan. Pursuant to Mr. Kenneth Gilman's employment agreement, if he is employed by us on March 14, 2004, two years from the date of our initial public offering he will be granted an option to purchase from us the lesser of 0.5% of our then-outstanding common stock or $5 million worth of our then outstanding common stock at the then fair value.

        Change of Control.    In the event the Company experiences a Change of Control (as defined in the Amended 2002 Plan), any unexercisable or unvested outstanding options then held by participants will automatically be deemed exercisable and fully vested, as the case may be, as of immediately prior to such Change of Control.

        Certain Transactions.    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2002 Plan, then the Committee may, in such manner as it deems equitable or desirable, adjust any or all of (1) the number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which options may be granted, including the maximum number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which options may be granted to any participant in any fiscal year of the Company, (2) the number of shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding options and (3) the exercise price with respect to any option or, if deemed appropriate or desirable, make provision for a cash payment to the holder of an outstanding option in consideration for the cancellation of such option in an amount equal to the excess, if any, of the fair market value of the shares subject to the options over the aggregate exercise price of such option.

        Non-Transferability.    Except as otherwise specified in the Award Agreement, each option is exercisable only by the participant during his or her lifetime, or, if permissible under applicable law, by the participant's legal guardian or representative. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company and its affiliates. The designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

        Amendment and Termination of the Amended 2002 Plan.    The Board of Directors may amend, alter, suspend, discontinue or terminate the Amended 2002 Plan or any portion thereof at any time. No amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Amended 2002 Plan. Any amendment, alteration, suspension, discontinuation or termination that would impair the rights of any holder or beneficiary of an outstanding option may not to that extent be effective without the consent of the affected participant, holder or beneficiary. Unless terminated earlier by the Board of Directors, the Amended 2002 Plan will terminate on March 9, 2012.

Options Granted

        The following table sets forth the number of options that were granted under the 2002 Stock Option Plan from March 9, 2002, the effective date of the 2002 Stock Option Plan, until March 31, 2003. No option grants have been made to date on the basis of the 3,250,000 share increase that is the subject of this proposal in the Proxy Statement for the Amended 2002 Plan.

Name and Position	Number of Units
Kenneth B. Gilman/President and Chief Executive Officer	—
Thomas R. Gibson/Chairman of the Board	90,909
Robert D. Frank/Senior Vice President of Automotive Operations	60,606
Thomas F. Gilman/Senior Vice President and Chief Financial Officer	6,061
Philip R. Johnson/Vice President of Human Resources	12,121
Executive Officer Group	184,697
Non-Executive Officer Director Group	9,000
Non-Executive Officer Employee Group	851,406

Federal Income Tax Considerations

        The following discussion summarizes the federal income tax consequences to participants who may receive grants of options under the Amended 2002 Plan. This discussion is based upon interpretations of the Code in effect on January 1, 2003, and the regulations promulgated thereunder as of such date.

        Options.    For federal income tax purposes, no income is recognized by a participant upon grant of an option under the Amended 2002 Plan. Upon exercise of an option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise of such option over the exercise price is taxable to the Participant as ordinary income and deductible to the Company. The participant's basis for capital gains purposes in the shares acquired is equal to the sum of the exercise price and the amount taxable as ordinary income. Gain or loss on a subsequent disposition of shares acquired pursuant to an option will be treated as capital gain or loss, and will be long-term capital gain or loss if such shares were held for more than one year after the date of exercise.

        Exercise of Options with Previously Acquired Shares.    If a participant uses previously acquired shares to pay all or a portion of the exercise price on the exercise of an option, no gain or loss is recognized with respect to the previously acquired shares. The shares received upon exercise of the option, to the extent of the number of previously acquired shares exchanged therefor, will have the same basis and holding period for capital gain purposes as the previously acquired shares. The additional shares received will have a basis equal to the sum of the cash paid on exercise and the ordinary income taxable to the participant as a result of the exercise.

        Limitation on Company's Deduction.    Under Section 162(m) of the Code, the Company's tax deduction for all compensation paid to the Company's chief executive officer and certain other highly paid executive officers of the Company in any one year is limited to $1 million per officer. Compensation that qualifies as performance-based compensation is exempt from this deduction limitation. The determination of whether compensation is performance-based is dependent upon a number of factors, including shareholder approval of the benefit plan pursuant to which compensation is paid. Although the Company has structured the Amended 2002 Plan to satisfy the "performance-based" criteria, there is no assurance that options granted under the Amended 2002 Plan will satisfy such requirements.

        Acceleration on Change of Control.    If the exercisability of an option is accelerated as a result of a Change of Control, all or a portion of the value of the option at that time may be taken into account for purposes of determining whether a participant is subject to an excise tax equal to 20% of the amount of the "excess parachute payment" under Section 4999 of the Code and the Company is to be denied a tax deduction.

        The Board of Directors and management recommend a vote FOR approval of the Company's 2002 Stock Option Plan, as amended.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        Stockholder proposals intended to be presented at the 2004 Annual Meeting must be received by the Company at its principal executive offices on or before December 10, 2003, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. In addition, in order for any shareholder proposal to be presented during next year's annual meeting, written notice must be received by the Company at its principal executive offices between and including December 10, 2003 and January 9, 2004, as provided in the Company's Bylaws, and shall contain such information as required by the Bylaws. Copies of our Bylaws may be obtained from the Secretary.

OTHER MATTERS

        Management knows of no other matters to be brought before the Annual Meeting, but if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Company and its stockholders.

        The Company will bear the expenses of preparing, printing and mailing the proxy materials to the stockholders. In addition, the Company will retain The Altman Group to aid in the solicitation of proxies, for which such firm will be paid a fee of $1,750 plus out-of-pocket expenses and disbursements. In addition, officers and employees of the Company may request the return of proxies by telephone, telegram or in person, for which no additional compensation will be paid to them.

        The Company's Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, is being mailed or made available electronically to stockholders together with these proxy materials.

        Regardless of the number of shares you hold, it is important that your stock be represented at the meeting in order that the presence of a quorum can be secured. If you are unable to attend the meeting, you are urged to sign and date your proxy and return it without delay in the enclosed addressed envelope. The shares represented by each proxy so signed and returned will be voted in accordance with the stockholder's directions.

                      By Order of the Board of Directors

                      /s/ Ian K. Snow

                      Ian K. Snow
                      Secretary

April 9, 2003

APPENDIX A

ASBURY AUTOMOTIVE GROUP
AUDIT COMMITTEE CHARTER

Mission Statement

        The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Asbury Automotive Group, Inc. (the "Company") is to assist the Board in fulfilling its responsibility to oversee (i) management's conduct of the Company's financial reporting process (including the development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company's financial statements, (iii) the Company's compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company's outside auditors, (v) the performance of the Company's internal audit function and (vi) the outside auditors.

Membership

        The Committee shall consist of at least three directors. Each member of the Committee shall be "independent" under the listing standards of the New York Stock Exchange and:

  •
  each member shall be financially literate or will become financially literate within a reasonable period of time after his or her appointment to the Committee; and
  •
  at least one member shall be a "financial expert".

        The determination of any member's qualification to serve on the Committee, including assessments of financial literacy and of past accounting or financial management expertise, shall be made by the Board in keeping with the applicable requirements and definitions of the New York Stock Exchange.

        The members of the Committee shall be appointed by the Board from among its members and shall be subject to removal by the Board.

Committee Authority and Responsibilities

        The Committee's function is one of oversight, recognizing that the Company's management is responsible for preparing the Company's financial statements and for developing and maintaining systems of internal accounting and financial controls and that the outside auditors are ultimately accountable to the Committee and the Board for their review of the financial statements and internal controls of the Company. The Committee also recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or internal controls or any professional certification as to the outside auditors' work.

        The Committee shall undertake the following activities in carrying out its oversight responsibilities:

  1.
  The Committee shall review and reassess the adequacy of this Charter on an annual basis and shall make recommendations to the Board, as conditions dictate, to update this Charter.
  2.
  The Committee shall be directly responsible for the retention (subject to shareholder ratification, if applicable), compensation, termination and oversight of the work of the public accounting firm employed for the purpose of preparing or issuing an audit report or related work for the Company (herein referred to as the "outside auditors"). The Company's outside auditors shall report directly to the Committee.

    The Committee shall pre-approve all auditing services (including comfort letters and statutory audits) and non-auditing services rendered to the Company by its outside auditors (other than de minimus non-audit services as defined in Section 10A(i)(1)(B) of the Exchange Act which shall be approved prior to completion of the outside auditors' audit), in each case including fees. The authority for such pre-approval may be delegated to one or more members of the Committee.

  3.
  The Committee shall meet regularly (and, in any event, no less than quarterly) with (a) the management of the Company and (b) the Company's internal auditors (or other personnel responsible for the internal audit function) and the outside auditors independent of management. The Committee shall also be available to meet with the Company's internal auditors between regularly scheduled meetings, as requested from time to time by the internal audit staff.
  4.
  The Committee shall review and discuss with management and the outside auditors (a) the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K), (b) the quarterly financial statements to be included in the Company's Quarterly Report on Form 10-Q, and (c) the Company's disclosures in the related "Management's Discussion and Analysis of Financial Condition and Results of Operations".
  5.
  In connection with the annual audit and the review by the outside auditors of the financial information included in the Company's Quarterly Reports on Form 10-Q, the Committee shall prior to the release of earnings or the filing of the Form 10-K or Form 10-Q, as applicable, discuss with the outside auditors the matters required to be discussed by SAS No. 61, as amended or supplemented.
  6.
  The Committee shall receive from the Company's outside auditors timely reports concerning:
    (a)
    all critical accounting policies and practices;
    (b)
    all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of the Company, the ramifications of the use of such alternative treatments and the treatment preferred by the outside auditors; and
    (c)
    other material written communications between the outside auditors and the management of the Company (such as any management letter or schedule of unadjusted differences).
  7.
  Based on the review and discussions referred to in paragraphs 4 through 6, the Committee shall determine whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.
  8.
  The Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.
  9.
  The Committee shall:
    •
    receive from the outside auditors, at least annually, a written report describing, to the extent permitted under applicable auditing standards: (a) the outside auditors' internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues; and (c) (to assess the outside auditors' independence) all relationships between the outside auditors and the Company, including the matters covered by Independence Standards Board Standard Number 1;
    •
    review and discuss with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors; and
    •
    take appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

            After reviewing the foregoing report and the outside auditors' work throughout the year, the Committee shall evaluate the outside auditors' qualifications, performance and independence. This evaluation should include the review and evaluation of the lead partner of the outside auditors. In making its evaluation, the Committee should take into account the opinions of management and the Company's internal auditors (or other personnel responsible for the internal audit function). The Committee shall further consider whether, in order to assure the continuing independence of the outside auditors, there should be regular rotation of the lead audit partner, or of the outside audit firm.

  10.
  The Committee shall review with the outside auditors any audit problems or difficulties and management's response. The Committee shall be responsible for the resolution of disagreements between the Company's management and the outside auditors regarding financial reporting.
  11.
  The Committee shall prepare the report of the audit committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.
  12.
  The Committee shall discuss with management, the internal auditors and the outside auditors the quality and adequacy of the Company's internal controls.
  13.
  The Committee shall (a) review the activities, budget, staffing, organizational structure, and qualifications of the internal audit department, (b) advise on the selection and removal of the internal audit director, and (c) periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the department's work.
  14.
  The Committee shall discuss with management the Company's policies with respect to risk assessment and risk management. This discussion should cover the Company's major financial risk exposures and the steps management has taken to monitor and control these exposures.
  15.
  The Committee shall receive reports on legal compliance and litigation matters and review the significant reports to management prepared by the internal auditors as well as management's responses thereto.
  16.
  The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.
  17.
  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and/or auditing matters and shall establish a procedure for confidential, anonymous submissions by Company employees regarding questionable accounting or auditing matters.
  18.
  The Committee shall review and make recommendations to the Board concerning the Company's policies with regard to affiliate transactions and officers' expense accounts and perquisites.
  19.
  The Committee shall make determinations with respect to the general terms of compensation of the Company's outside auditors and any other advisors retained by the Committee.
  20.
  The Committee shall establish clear hiring policies with respect to employees or former employees of the outside auditors.
  21.
  The Committee shall review its own performance at least annually.

Committee Structure and Operations

        The Board shall designate one member of the Committee to act as its chairperson. The Committee shall meet in person or telephonically at least quarterly at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Compensation

        No member of the Committee may receive, directly or indirectly, any compensation from the Company other than (i) cash fees and other remuneration paid to directors for service on the Board, the Audit Committee or any other committee thereof and (ii) a pension or other deferred compensation for prior service that is not contingent on future service on the Board.

APPENDIX B

        ANDERSEN

Arthur Andersen LLP

400 Atlantic Street
PO Box 120021
Stamford, CT 06912-0021

www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 16, 2002

Dear Sir/Madam:

We have read Item 4 of the Current Report on From 8-K of Asbury Automotive Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
Copy to:	Mr. Thomas F. Gilman Chief Financial Officer

APPENDIX C

2002 Stock Option Plan
Asbury Automotive Group, Inc.

        Section 1.    Purpose.    The purposes of this Asbury Automotive Group, Inc. 2002 Stock Option Plan are to promote the interests of Asbury Automotive Group, Inc. and its shareholders by (i) attracting and retaining exceptional directors, officers and other key employees of the Company and its Subsidiaries and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company.

        Section 2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

          "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

          "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Option, which may, but need not, be executed or acknowledged by a Participant.

          "Board" shall mean the Board of Directors of the Company.

          "Change of Control" shall (i) have the meaning set forth in an Award Agreement, or (ii) if there is no definition set forth in an Award Agreement, mean an event or series of events, not including any events occurring prior to or in connection with an initial public offering of Shares (including the occurrence of such initial public offering), by which:

    (A)
    during any period of 24 consecutive calendar months, individuals:

                (i)  who were directors of the Company on the first day of such period, or

              (ii)  whose election or nomination for election to the Board was recommended or approved by at least a majority of the directors then still in office who were directors of the Company on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the Board;

    (B)
    the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries (a "Reorganization") or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a "Sale"), that in each case requires the approval of the Company's stockholders under the law of the Company's jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of the Company in such Reorganization or Sale), unless immediately following such Reorganization or Sale more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of the Company (the "Surviving Entity"), or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the "Parent Entity"), is represented by the Company's outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities") that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company

      Voting Securities among the holders thereof immediately prior to the Reorganization or Sale;

    (C)
    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets; or
    (D)
    any "person" (as such term is defined in Section 13(d) of the Exchange Act (or any successor section thereto)), corporation or other entity (other than (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, (iii) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares or (iv) any entity or individual affiliated with (x) Ripplewood Holdings L.L.C. or (y) Freeman Spogli & Co. Incorporated, or their affiliates), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto)), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then-outstanding securities.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" shall mean the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

          "Company" shall mean Asbury Automotive Group, Inc., together with any successor thereto.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares as reported on the composite tape for securities traded on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the mean between the high and low sales price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

          "Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan.

          "Participant" shall mean any director, officer or other key employee of the Company or its Subsidiaries eligible for an Option under Section 5 of the Plan and selected by the Committee to receive an Option under the Plan.

          "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

          "Plan" shall mean this Asbury Automotive Group, Inc. 2002 Stock Option Plan.

          "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

          "Shares" shall mean the common shares of the Company, $0.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

          "Subsidiary" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

          "Substitute Options" shall have the meaning specified in Section 4(c).

        Section 3.    Administration.

        (a)  The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Options; (iii) determine the terms and conditions of any Option; (iv) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other securities, other Options or other property, or canceled, forfeited, or suspended and the method or methods by which options may be settled, exercised, canceled, forfeited, or suspended; (v) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Options, other property, and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vi) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Option made under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

        (b)  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Option, and any shareholder.

        (c)  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option hereunder.

        Section 4.    Shares Available for Options.

        (a)  Shares Available. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Options may be granted under the Plan shall be 4,750,000; and the maximum number of Shares with respect to which Options may be granted to any Participant in any fiscal year of the Company shall be 350,000. If, after the effective date of the Plan, any Shares covered by an Option granted under the Plan, or to which such an Option relates, are forfeited, or if an Option has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Option shall again be, or shall become, Shares with respect to which Options may be granted hereunder.

        (b)  Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable or desirable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted, including the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted to any Participant in any fiscal year of the Company; (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options and (iii) the exercise price with respect to any Option or, if deemed appropriate or desirable, make provision for a cash payment to the holder of an outstanding Option in consideration for the cancellation of such Option in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Options over the aggregate exercise price of such Option.

        (c)  Substitute Options. Options may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines ("Substitute Options"). The number of Shares underlying any Substitute Options shall be counted against the aggregate number of Shares available for Options under the Plan.

        (d)  Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        Section 5.    Eligibility.    Any director, officer or other key employee of the Company or any of its Subsidiaries (including any prospective officer or key employee) shall be eligible to be designated a Participant.

        Section 6.    Stock Options.

        (a)  Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, and the conditions and limitations applicable to the exercise of the Option.

        (b)  Exercise Price. Except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the exercise price of each share covered by an Option shall be the Fair Market Value of such Share (determined as of the date the option is granted); provided, however, that, except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the exercise price of each Share covered by an Option which is granted effective as of the Company's initial public offering of Shares shall be the initial public offering price per share.

        (c)  Exercise. Each Option shall be vested and exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-third of the Shares subject to such Options on each of the first three anniversaries of the date of grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

        (d)  Payment.

            (i)  No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or (x) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least 6 months), or (y) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

          (ii)  Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

        (e)  Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (i) the tenth anniversary of the date the Option is granted, or (ii) the date the Participant who is holding the Option ceases to be employed by the Company or one of its Subsidiaries. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

        Section 7.    Amendment and Termination.

        (a)  Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

        (b)  Amendments to Options. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

        (c)  Adjustment of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

        In the event of (i) a merger of the Company with or into another corporation, (ii) a merger of any Subsidiary with or into another corporation that requires the approval of the Company's stockholders under the law of the Company's jurisdiction of organization, or (iii) the sale or disposition of substantially all of the assets of the Company, each outstanding Option shall either continue in effect, be assumed or an equivalent option substituted therefor by the successor corporation or a "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) of the successor corporation. In the event that the Option does not continue in effect or the successor corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all Shares subject to the Option, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of continuation, assumption or substitution as set forth herein, the Company shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, or such shorter period as the Committee may determine to be reasonable, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale or disposition of assets, the option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or sale or disposition of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale or disposition of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale or disposition of assets is not solely common stock of the successor corporation or its "parent corporation" or "subsidiary corporation", the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its "parent corporation" or "subsidiary corporation" equal in fair market value to the per share consideration received by holders of Shares in the merger or sale or disposition of assets.

        Section 8.    Change of Control.    In the event of a Change of Control after the date of the adoption of this Plan, any outstanding Options then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control.

        Section 9.    General Provisions.

        (a)  Nontransferability. Except as otherwise specified in the applicable Award Agreement, each Option shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative, and no Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

        (b)  No Rights to Options. No Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options. The terms and conditions of Options and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

        (c)  Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (d)  Withholding.

            (i)  A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Option, from any payment due or transfer made under any Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Option or other property) of any applicable withholding taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

          (ii)  Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

        (e)  Award Agreements. Each Option hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Option and any rules applicable thereto, including but not limited to the effect on such Option of the death, disability or termination of employment or service of a Participant, and the effect, if any, of such other events as may be determined by the Committee.

        (f)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

        (g)  No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (h)  No Rights as Shareholder. Subject to the provisions of the applicable Option, no Participant or holder or beneficiary of any Option shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

        (i)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

        (j)    Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

        (k)  Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Option granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal and any other applicable securities laws.

        (l)    No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        (m)  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (n)  Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        Section 10.    Term of the Plan.

        (a)  Effective Date. The Plan shall be effective as of the date of its approval by the Board.

        (b)  Expiration Date. No Option shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Option granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, nevertheless continue thereafter.

DETACH HERE

REVOCABLE PROXY

ASBURY AUTOMOTIVE GROUP, INC.

3 LANDMARK SQUARE, SUITE 500
STAMFORD, CT 06901

ANNUAL MEETING OF STOCKHOLDERS, MAY 8, 2003, 10:00 A.M.

        The undersigned hereby appoints the Board of Directors of Asbury Automotive Group, Inc. ("Asbury"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Asbury which the undersigned is entitled to vote only at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Thursday, May 8, 2003, at 10:00 a.m., local time, at The Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York and at any and all adjournments thereof, as marked on the reverse side.

        This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. As of April 9, 2003, the Board of Directors knows of no other business to be presented at the Annual Meeting.

        The undersigned hereby acknowledges receipt from Asbury prior to execution of this proxy of a Notice of Annual Meeting of Stockholders and proxy statement dated April 9, 2003 and the 2002 Annual Report to Stockholders.

PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	ASBURY AUTOMOTIVE GROUP, INC. C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

DETACH HERE

☐	Please mark votes as in this example

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY

					FOR	AGAINST	ABSTAIN
1.	Election of Directors		2.	Ratification of appointment of independent public accountants for 2003.	☐	☐	☐
	Nominees:	(01) Michael J. Durham, (02) Thomas R. Gibson, (03) Thomas C. Israel, (04) Ben David McDavid	3.	Approval of 2002 Stock Option Plan, as amended.	☐	☐	☐

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
Mark box at right if you plan to attend the Annual Meeting.	☐
Mark box at right if an address change has been noted on the reverse side of this card.	☐
☐
For all nominees except as noted above
Note: Please sign card exactly as name appears hereon. When shares are held by joint tenants, both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature	Date:

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT
SECURITIES OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PROPOSAL NO. 1. ELECTION OF DIRECTORS
DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS
NOMINEES FOR ELECTION AS CLASS I DIRECTORS
DIRECTORS
CORPORATE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2002
OPTION EXERCISE AND YEAR-END VALUE TABLE
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
RELATED PARTY TRANSACTIONS
PERFORMANCE GRAPH
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
INDEPENDENT PUBLIC ACCOUNTANT 2002 FEES
CHANGE IN CERTIFYING ACCOUNTANT
PROPOSAL NO. 3 APPROVAL OF THE ASBURY AUTOMOTIVE GROUP, INC. 2002 STOCK OPTION PLAN, AS AMENDED
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER
APPENDIX B LETTER FROM ARTHUR ANDERSEN LLP
APPENDIX C 2002 STOCK OPTION PLAN